Exhibit 99.2

Unaudited Financial Statements

Express-1, Inc.

June 30, 2004 and 2003

CONTENTS

Page
UNAUDITED FINANCIAL STATEMENTS

Unaudited Balance Sheets	1

Unaudited Statements of Operations	2

Unaudited Statements of Cash Flows	3

Notes to Unaudited Financial Statements	4

Express-1, Inc.

UNAUDITED BALANCE SHEETS

	June 30,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$800	$120,175
Accounts receivable, net of allowance for doubtful accounts of $35,000 and $27,000, respectively	3,515,076	1,699,651
Prepaid expenses and other current assets	179,744	75,825

Total current assets	3,695,620	1,895,651

Property and equipment, net of accumulated depreciation	824,405	648,080

Total assets	$4,520,025	$2,543,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$784,534	$622,141
Line of credit	550,569	348,581
Accrued salaries and wages	243,124	160,854
Accrued owner / operator expenses	705,531	131,817
Accrued liabilities, other	198,677	89,402
Current portion of notes payable	122,519	29,900

Total current liabilities	2,604,954	1,382,695

Notes payable, less current portion	180,922	18,151

Total liabilities	2,785,876	1,400,846

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $40 par value, 1,250 authorized, 125 issued and outstanding at June 30, 2004 and 2003	5,000	5,000
Additional paid in capital	55,800	55,800
Retained earnings	1,673,349	1,082,085

Total stockholders’ equity	1,734,149	1,142,885

Total liabilities and stockholders’ equity	$4,520,025	$2,543,731

The accompanying notes are an integral part of these financial statements.

Express-1, Inc.

UNAUDITED STATEMENTS OF OPERATIONS

For the Six months Ended June 30,

	2004	2003
Operating revenues	$11,538,921	$6,546,433

Cost of services	8,135,250	4,542,517

Gross profit	3,403,671	2,003,916

Selling, general and administrative expenses	2,407,816	1,804,961
Other income	(24,927)	(26,705)

Net income	$1,020,782	$225,660

The accompanying notes are an integral part of these financial statements.

Express-1, Inc.

UNAUDITED STATEMENTS OF CASH FLOWS

	June 30,
	2004	2003
Cash flows from operating activities:
Net income	$1,020,782	$225,660
Adjustments to reconcile net operations to net cash used in operating activities:
Depreciation	136,348	136,800
Adjustments to allowance for doubtful accounts	8,000	15,000
Changes in operating assets and liabilities:
Accounts receivable	(792,151)	(473,742)
Prepaid expenses and other current assets	(121,844)	42,147
Accounts payable	571,287	317,155
Accrued salaries and wages	(50,996)	(105,064)
Accrued owner / operator expense	279,878	14,952
Accrued liabilities	(190,600)	79,585

Net cash provided by operating activities	860,704	252,493

Cash flows from investing activities:
Purchases of property and equipment	(232,635)	(84,038)

Net cash used in investing activities	(232,635)	(84,038)

Cash flows from financing activities:
Proceeds and payments on line of credit, net	(200,734)	90,040
Principal payments on notes payable	(56,910)	(19,320)
Proceeds from issuance on notes payable	328,128	—
Distributions to stockholders	(703,053)	(120,000)

Net cash used in financing activities	(632,569)	(49,280)

Net change in cash and cash equivalents	(4,500)	119,175
Cash and cash equivalents at beginning of period	5,300	1,000

Cash and cash equivalents at end of period	$800	$120,175

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$12,458	$6,483

Non-cash financing activity
Accrued distribution to stockholders	$51,827	$—

The accompanying notes are an integral part of these financial statements.

Express-1, Inc.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2004 and 2003

1. Description of Business and Organization

Express-1, Inc. (“Express-1” or “the Company”) is incorporated in the state of Michigan and headquartered in Buchanan, Michigan. The Company is engaged in the business of expedited trucking and is licensed to carry cargo in the 48 continental states and Canada. The Company runs automobiles, cargo vans, straight trucks and tractor-trailers and charter planes. These vehicles run under the Company’s authority in addition to brokering freight to other approved carriers to provide their customers service. The Company’s customer base is made up primarily of manufacturers located in the Midwest and Southeast United States.

Express-1 was founded in 1989 in a small business incubator in Niles, Michigan with a cargo van, a straight truck and a pager. The Company has forged a partnership between drivers and management to build Express-1’s reputation as a premier trucking company. The company currently occupies a 20,000 square foot facility in Buchanan, Michigan and regularly contracts with over 180 owner operators all equipped with the latest telecommunication technology. Express-1 is ISO 9001-2000 certified and has embraced this management philosophy and practice throughout its operations.

2. Summary of Significant Accounting Policies

Basis of Presentation

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the financial position at June 30, 2004, (b) the results of operations for the six month periods ended June 30, 2004 and 2003, and (c) cash flows for the six month periods ended June 30, 2004 and 2003, have been made.

Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the six-month period ended June 30, 2004 and fiscal year ended December 31, 2003. The results of operations for the six-month period ended June 30, 2004 are not necessarily indicative of those to be expected for the entire year.

Method of accounting

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews its estimates, including but not limited to, purchased transportation, recoverability of long-lived assets and allowance for doubtful accounts, on a regular basis and makes adjustments based on historical experiences and existing and expected future conditions. These evaluations are performed and adjustments are made, as information is available. Management believes that these estimates are reasonable; however, actual results could differ from these estimates.

Express-1, Inc.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2004 and 2003

2. Summary of Significant Accounting Policies – Continued

Accounts receivable

The Company extends credit to its various customers based on the customer’s ability to pay. The Company provides for estimated losses on accounts receivable considering a number of factors, including the overall aging of the receivables, previous history with the customer and the customer’s current ability to pay its obligation to the Company. Based on management’s review of accounts receivable, an allowance for doubtful accounts of approximately $35,000 and approximately $27,000 is considered necessary as of June 30, 2004 and 2003, respectively. The Company does not accrue for interest on delinquent accounts.

Revenue recognition

Operating revenues for expediting services are recognized on the date the freight is delivered. Related costs of deliveries, which includes accrued owner / operator expense, are accrued as incurred and are also recognized when the freight is delivered.

Income taxes

The Company, with the consent of the stockholders, has elected under Sections 1361 through 1379 (sub-chapter S) of the Internal Revenue Code to be treated substantially as a partnership instead of as a corporation for income tax purposes. As a result, the stockholders will report the entire corporate taxable income and investment credit on their individual tax returns. Therefore, no provision for income taxes has been made to these financial statements.

3. Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may be a party to a variety of legal actions that affect any business. The Company does not anticipate any of these matters or any matters in the aggregate to have a material adverse effect on the Company’s business or its financial position or results of operations.

Regulatory compliance

The Company’s activities are regulated by state and federal regulatory agencies under requirements that are subject to broad interpretations. The Company cannot predict the position that may be taken by these third parties that could require changes to the manner in which the Company operates.

Express-1, Inc.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2004 and 2003

4. Subsequent Events

Effective as of August 1, 2004, Segmentz, Inc. acquired all of the outstanding capital stock of Express-1 Inc. Segmentz Inc. paid $6,000,000 cash, 2,928,571 options to buy common stock and 50,000 shares of Segmentz, Inc.’s common stock. In addition to the initial payment, the stockholders will be able to receive additional consideration in the form of an earn-out based on revenue and gross margin targets.